Exhibit 99(c)

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	November 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable December 10, 2014, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.033	50%	0.033	50%
Net Realized Short Term Capital Gains	0.000	0%	0.000	0%
Net Realized Long Term Capital Gains	0.027	42%	0.027	42%
Return of Capital or Other Capital Source	0.005	8%	0.005	8%
Total (per common share)	0.065	100%	0.065	100%

Average annual total return* (in relation to NAV) for the 5 years ended on November 30, 2014				18.9%
Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2014				7.7%
Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2014				0.5%
Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2014				0.6%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	December 2014

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable January 12, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.033	51%	0.066	51%
Net Realized Short Term Capital Gains	0.000	0%	0.000	0%
Net Realized Long Term Capital Gains	0.032	49%	0.064	49%
Return of Capital or Other Capital Source	0.000	0%	0.000	0%
Total (per common share)	0.065	100%	0.130	100%

Average annual total return* (in relation to NAV) for the 5 years ended on December 31, 2014	17.9%
Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2014	7.6%
Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2014	1.8%
Cumulative fiscal year distributions as a percentage of NAV as of December 31, 2014	1.3%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	January 2015

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable February 10, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.015	23%	0.082	42%
Net Realized Short Term Capital Gains	0.000	0%	0.000	0%
Net Realized Long Term Capital Gains	0.020	31%	0.113	58%
Return of Capital or Other Capital Source	0.030	46%	0.000	0%
Total (per common share)	0.065	100%	0.195	100%

Average annual total return* (in relation to NAV) for the 5 years ended on January 31, 2015	19.1%
Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2015	7.6%
Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2015	2.5%
Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2015	1.9%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	February 2015

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable March 10, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.034	53%	0.117	45%
Net Realized Short Term Capital Gains	0.000	0%	0.000	0%
Net Realized Long Term Capital Gains	0.031	47%	0.143	55%
Return of Capital or Other Capital Source	0.000	0%	0.000	0%
Total (per common share)	0.065	100%	0.260	100%

Average annual total return* (in relation to NAV) for the 5 years ended on February 28, 2015	18.5%
Annualized current distribution rate expressed as a percentage of NAV as of February 28, 2015	7.9%
Cumulative total return (in relation to NAV) for the fiscal year through February 28, 2015	-0.8%
Cumulative fiscal year distributions as a percentage of NAV as of February 28, 2015	2.6%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	March 2015

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable April 10, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.035	53%	0.153	47%
Net Realized Short Term Capital Gains	0.000	0%	0.000	0%
Net Realized Long Term Capital Gains	0.009	14%	0.172	53%
Return of Capital or Other Capital Source	0.021	33%	0.000	0%
Total (per common share)	0.065	100%	0.325	100%

Average annual total return* (in relation to NAV) for the 5 years ended on March 31, 2015	17.0%
Annualized current distribution rate expressed as a percentage of NAV as of March 31, 2015	8.1%
Cumulative total return (in relation to NAV) for the fiscal year through March 31, 2015	-2.2%
Cumulative fiscal year distributions as a percentage of NAV as of March 31, 2015	3.4%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.

DNP SELECT INCOME FUND INC.
Section 19(a) Notice

Notification of Sources of Distribution

Distribution Period	April 2015

Distribution Amount Per Share of Common Stock	$0.065

The following table sets forth the estimated amounts of the current distribution, payable May 11, 2015, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed per share of common stock based on U.S. generally accepted accounting principles, which may differ from federal income tax regulations.

	Current Distribution ($)	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date ($)	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	0.018	27%	0.172	44%
Net Realized Short Term Capital Gains	0.000	0%	0.000	0%
Net Realized Long Term Capital Gains	0.000	0%	0.218	56%
Return of Capital or Other Capital Source	0.047	73%	0.000	0%
Total (per common share)	0.065	100%	0.390	100%

Average annual total return* (in relation to NAV) for the 5 years ended on April 30, 2015	16.8%
Annualized current distribution rate expressed as a percentage of NAV as of April 30, 2015	8.0%
Cumulative total return (in relation to NAV) for the fiscal year through April 30, 2015	-1.1%
Cumulative fiscal year distributions as a percentage of NAV as of April 30, 2015	4.0%

You should not necessarily draw any conclusions about the Fund's investment performance from the amount of this distribution.

The Fund estimates that it has distributed more than its income and capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of the fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

* Simple arithmetic average of each of the past five annual returns.